Exhibit 99.1

Media relations contact:
Judy DeRango Wicks
(678) 375-1595
jdwicks@checkfree.com
Investor relations contact:
Tina Moore
(678) 375-1278
tmoore@checkfree.com

FOR IMMEDIATE RELEASE
CheckFree Announces Fiscal 2006 Third Quarter Results
and Raises Full-Year Expectations
     ATLANTA (April 25, 2006) – CheckFree Corporation (NASDAQ: CKFR) today announced third quarter GAAP (Generally Accepted Accounting Principles) revenue of $226.9 million, and underlying revenue of $227.7 million. The Company’s GAAP net income for the quarter was $37.7 million, or $0.40 per share, and underlying net income was $40.1 million, or $0.43 per share. Free cash flow was $62.3 million for the quarter, as outlined in Attachment A.
     GAAP Results: Net income for the third quarter was $37.7 million, compared to net income of $15.6 million for the same quarter last year. Earnings per share were $0.40 for the third quarter of fiscal 2006, compared to earnings per share of $0.17 for the third quarter of last year. Net cash provided by operating activities was $72.5 million for the third quarter of fiscal 2006, compared to $61.6 million for the same period last year.
     Underlying Results: Underlying net income for the third quarter was $40.1 million, compared to $36.0 million for the same quarter of last year. Underlying earnings per share were $0.43 for the third quarter of fiscal 2006, compared to $0.39 for the third quarter of last year. Underlying net income and earnings per share for the third quarter exclude the amortization of acquisition-related intangible assets; the SFAS 123(R) impact of options issued prior to July 1, 2004; the historical effect of discontinued operations on revenue and net income on all periods reported, resulting from a divestiture in the March 2006 quarter; and their related combined tax benefits. A reconciliation of CheckFree’s underlying results to its GAAP results is included in Attachments A and B.
     “CheckFree executed well in each of our operating units during the third quarter,” said Pete Kight, Chairman and Chief Executive Officer of CheckFree. “Our Software unit completed one of its strongest contract sales quarters ever; in Electronic Commerce, transactions processed saw consistent growth month-over-month; and in CheckFree Investment Services, we had another solid quarter.”
Third Quarter Highlights
     For the third quarter, the Company reported that its Software division delivered strong performance. It also reported that its Electronic Commerce division processed 293.3 million transactions, an 8 percent sequential increase over the second quarter of fiscal 2006, and delivered 46.7 million e-Bills, a sequential increase of 3 percent over the second quarter of fiscal 2006. CheckFree Investment Services reported almost 2.2 million portfolios under management, which compares to almost 1.8 million portfolios under management reported in the third quarter of fiscal 2005.
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CheckFree Announces Fiscal 2006 Third Quarter Results and Raises Full-Year Expectations — Page 2 of 10
     The Electronic Commerce division acquired PhoneCharge, Inc., for $99.8 million and the Investment Services division divested its M-Solutions business for $18.6 million, resulting in a gain on the sale of $12.8 million. The Company also repurchased over 150,000 shares of common stock for approximately $7.0 million.
     Refer to Attachment B for details on the financial performance of CheckFree’s divisions in the third quarter of fiscal 2006, and Attachment C for electronic billing and payment metrics.
Financial Outlook for the Fourth Quarter and the Fiscal Year
     “Based on strong year-to-date results, we have raised our expectations for the Company’s consolidated performance,” said CheckFree Chief Financial Officer David Mangum. “For the fourth quarter of fiscal 2006, we expect revenue in the range of $226 million to $231 million, GAAP earnings per share in the range of $0.30 to $0.33, and underlying earnings per share in the range of $0.39 to $0.41. For the full year, we now expect GAAP earnings per share in the range of $1.34 to $1.37, underlying earnings per share in the range of $1.72 to $1.74, and free cash flow to be about $175 million.”
     The difference between GAAP and underlying earnings expectations for fiscal 2006 and the fourth quarter of fiscal 2006 is due to expected acquisition-related intangible amortization expense; the SFAS 123(R) impact of options issued prior to July 1, 2004; the historical effect of discontinued operations on revenue and net income through February 2006, resulting from a divestiture in the March 2006 quarter; and their related combined tax benefits.
Conference Call on the Internet
     CheckFree will broadcast a conference call at 5:00 p.m. (ET) today to review its financial results for the third quarter ended March 31, 2006, and its expectations for the fourth quarter of fiscal 2006 and for fiscal 2006. To phone into the conference call, dial 1-877-232-1067 anytime after 4:45 p.m. (ET) and ask for the CheckFree Conference Call. CheckFree will also broadcast the call on the Internet. The live conference call will be accessible through the Investor Center section of the CheckFree corporate Web site at http://www.checkfreecorp.com. A digital replay of the call will be available on the same Web site after 7:00 p.m. (ET).
About CheckFree (www.checkfreecorp.com)
Founded in 1981, CheckFree Corporation (NASDAQ: CKFR) provides financial electronic commerce services and products to organizations around the world. CheckFree Electronic Commerce solutions enable thousands of financial services providers and billers to offer their customers the convenience of receiving and paying their household bills online or in person through retail outlets. CheckFree Investment Services provides a broad range of investment management solutions and outsourced services to thousands of financial services organizations, which manage about $1.3 trillion in assets. CheckFree Software develops, markets and supports software applications that are used by financial institutions to process more than two-thirds of the 12 billion Automated Clearing House transactions in the United States. The division also provides operational risk management, financial messaging, corporate actions, and regulatory compliance software to more than 1,500 organizations across the globe.
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CheckFree Announces Fiscal 2006 Third Quarter Results and Raises Full-Year Expectations — Page 3 of 10
Certain of the Company’s statements in this press release are not purely historical, and as such are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding management’s intentions, plans, beliefs, expectations or projections of the future, and include statements regarding forecasts and expectations of revenue for the fourth quarter of fiscal 2006, earnings per share for the fourth quarter of fiscal 2006 and fiscal 2006 as a whole, free cash flow for fiscal 2006, and sequential transaction growth and the general performance of the Company’s divisions in the fourth quarter of fiscal 2006 (paragraphs 8 and 9). Forward-looking statements involve risks and uncertainties, including without limitation, the various risks inherent in the Company’s business, and other risks and uncertainties detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended June 30, 2005 (filed September 2, 2005), Form 10-Q for the quarter ended September 30, 2005 (filed November 8, 2005), and Form 10-Q for the quarter ended December 31, 2005 (filed February 8, 2006). One or more of these factors have affected, and could in the future affect the Company’s business and financial results in future periods, and could cause actual results to differ materially from plans and projections. There can be no assurance that the forward-looking statements made in this press release will prove to be accurate, and issuance of such forward-looking statements should not be regarded as a representation by the Company, or any other person, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to management, and the Company assumes no obligation to update any forward-looking statements.
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CheckFree Announces Fiscal 2006 Third Quarter Results and Raises Full-Year Expectations — Page 4 of 10
CHECKFREE CORPORATION AND SUBSIDIARIES
Consolidated Condensed Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2006	2005	2006	2005
Revenues:
Processing and servicing	$192,786	$167,645	$563,143	$486,787
License fees	9,479	5,458	24,859	18,987
Maintenance fees	11,078	7,959	30,707	22,751
Professional fees	13,584	8,138	35,755	20,303

Total revenues	226,927	189,200	654,464	548,828

Expenses:
Cost of processing, servicing and support	91,351	72,660	253,026	220,539
Research and development	26,038	20,139	72,865	58,448
Sales and marketing	22,107	16,590	61,272	46,615
General and administrative	16,219	15,016	48,777	42,573
Depreciation and amortization	22,349	43,377	77,749	130,589

Total expenses	178,064	167,782	513,689	498,764

Income from continuing operations before other income and expenses	48,863	21,418	140,775	50,064
Equity in net loss of joint venture	(973)	(823)	(2,447)	(2,170)
Interest, net	3,011	2,143	8,383	5,328
Gain on investments	—	592	—	592

Income from continuing operations before income taxes	50,901	23,330	146,711	53,814

Income tax expense	18,720	7,976	55,180	19,660

Income from continuing operations	32,181	15,354	91,531	34,154

Earnings from discontinued operations before income taxes (including gain on disposal of $12,821 in FY’2006)	13,056	388	14,311	1,097

Income tax expense on discontinued operations	7,581	136	8,064	395

Income from discontinued operations	5,475	252	6,247	702

Net income	$37,656	$15,606	$97,778	$34,856

Basic income per share:
Continuing operations	$0.35	$0.17	$1.01	$0.37
Discontinued operations	0.06	0.00	0.07	0.01

Total basic income per share	$0.41	$0.17	$1.08	$0.38

Weighted average number of shares	91,257	90,864	90,883	90,614

Diluted income per share:
Continuing operations	$0.34	$0.17	$0.98	$0.37
Discontinued operations	0.06	0.00	0.07	0.01

Total diluted income per share	$0.40	$0.17	$1.05	$0.38

Weighted average number of shares	94,199	93,052	93,533	92,374

CheckFree Announces Fiscal 2006 Third Quarter Results and Raises Full-Year Expectations — Page 5 of 10
CHECKFREE CORPORATION AND SUBSIDIARIES
Consolidated Condensed Balance Sheets
(Unaudited)
(In thousands)

	March 31,	June 30,
	2006	2005
Current assets:
Cash, cash equivalents and investments	$313,804	$298,077
Settlement assets	107,881	73,675
Accounts receivable, net	131,675	127,933
Prepaid expenses and other assets	29,095	26,258
Deferred income taxes	11,599	10,407

Total current assets	594,054	536,350

Property and equipment, net	96,904	89,273
Capitalized software and intangible assets, net	917,490	840,732
Investments and restricted cash	78,032	62,996
Other noncurrent assets	5,627	4,600
Deferred income taxes	45,153	35,648
Investment in joint venture	1,003	317

Total assets	$1,738,263	$1,569,916

Current liabilities:
Accounts payable, accrued liabilities and other	$84,334	$84,109
Settlement obligations	105,721	73,919
Deferred revenue	43,075	40,793

Total current liabilities	233,130	198,821

Accrued rent and other	3,631	4,324
Deferred income taxes	2,909	4,967
Capital lease and long-term obligations, less current portion	25,376	25,389

Total stockholders’ equity	1,473,217	1,336,415

Total liabilities and stockholders’ equity	$1,738,263	$1,569,916

CheckFree Announces Fiscal 2006 Third Quarter Results and Raises Full-Year Expectations — Page 6 of 10
Attachment A
Calculation of Free Cash Flow
(Unaudited)
(In thousands)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2006	2005	2006	2005

Net cash provided by operating activities	$72,539	$61,564	$172,801	$159,099
Excluding: Net change in settlement accounts	(68)	(1,498)	2,194	(70)
Less: Capital expenditures	(10,175)	(10,214)	(33,817)	(24,331)

Free cash flow	$62,296	$49,852	$141,178	$134,698

Additional Information:
Net cash used in investing activities	$(79,422)	$(152,820)	$(87,487)	$(192,840)

Net cash provided by financing activities	$4,277	$5,362	$17,591	$9,597

Use of Non-GAAP Financial Information
     The Company supplements its reporting of cash flow information determined in accordance with GAAP by using “free cash flow” in this earnings release as a measure to evaluate its liquidity. The Company defines free cash flow as GAAP net cash provided by operating activities, exclusive of the net change in settlement accounts and less capital expenditures. The Company believes free cash flow provides useful information to management and investors in understanding its financial results and assessing its prospects for future performance. CheckFree also uses free cash flow as a factor in determining long-term incentive compensation for senior management.
     The Company excludes the net change in settlement accounts from free cash flow because it believes this facilitates management’s and investors’ ability to analyze operating cash flow trends. In connection with its walk-in payment business, the Company’s balance sheet reflects settlement assets and settlement obligations. The settlement assets represent payment receipts in transit to the Company from agents, and the settlement obligations represent scheduled but unpaid payments due to billers. Balances in settlement accounts fluctuate daily based on deposit timing and payment transaction volume. These timing differences are not reflective of the Company’s liquidity, and thus, CheckFree excludes the net change in settlement accounts from free cash flow.
     As a technology company, CheckFree makes significant capital expenditures in order to update its technology and to remain competitive. The Company’s free cash flow reflects the amount of cash it generated that remains, after it has met those operational needs, for the evaluation and execution of strategic initiatives such as acquisitions, stock and/or debt repurchases and other investing and financing activities, including servicing additional debt obligations.
     Free cash flow does not solely represent residual cash flow available for discretionary expenditures, as certain of CheckFree’s non-discretionary obligations are also funded out of free cash flow. These consist primarily of payments on capital leases and other long-term commitments, if any, as reflected in the table entitled “Contractual Obligations” in the “Liquidity and Capital Resources” section of “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in CheckFree’s Annual Report on Form 10-K for the fiscal year ended June 30, 2005, which was filed with the Securities and Exchange Commission on September 2, 2005.
     The Company’s free cash flow should be considered in addition to, and not as a substitute for, net cash provided by operating activities or any other amount determined in accordance with GAAP. Further, CheckFree’s measure of free cash flow may not be comparable to similarly titled measures reported by other companies.

CheckFree Announces Fiscal 2006 Third Quarter Results and Raises Full-Year Expectations — Page 7 of 10
Attachment A (continued)
Reconciliation of GAAP Net Income to Underlying Net Income and Earnings Per Share
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2006	2005	2006	2005

Total revenues per GAAP	$226,927	$189,200	$654,464	$548,828
Impact of discontinued operations	797	2,020	4,957	5,981

Underlying total revenues	$227,724	$191,220	$659,421	$554,809

Net income per GAAP	$37,656	$15,606	$97,778	$34,856
Gain from discontinued operations, net of taxes	(5,376)	—	(5,597)	—
Amortization of acquisition-related intangible assets	11,254	33,131	46,451	99,557
SFAS 123(R) — Stock options issued before July 1, 2004	777	—	3,375	—
Gain on investments	—	(592)	—	(592)
Tax benefit of underlying adjustments (excluding discontinued operations)	(4,175)	(12,137)	(17,705)	(37,294)

Underlying net income	$40,136	$36,008	$124,302	$96,527

GAAP and underlying basic weighted average shares outstanding	91,257	90,864	90,883	90,614
GAAP and underlying impact of dilutive options and warrants	2,942	2,188	2,650	1,760
GAAP and underlying diluted weighted average shares outstanding	94,199	93,052	93,533	92,374

GAAP total basic earnings per share	$0.41	$0.17	$1.08	$0.38
GAAP total diluted earnings per share	$0.40	$0.17	$1.05	$0.38
Underlying total basic earnings per share	$0.44	$0.40	$1.37	$1.07
Underlying total diluted earnings per share	$0.43	$0.39	$1.33	$1.04
Use of Non-GAAP Financial Information
     CheckFree supplements its reporting of total revenues, income (loss) from operations, net income (loss) and earnings (loss) per share information determined in accordance with GAAP by using “underlying revenue,” “underlying income (loss) from operations,” “underlying net income (loss)” and “underlying earnings (loss) per share” in this earnings release. Management believes that certain non-cash adjustments to revenues or expenses enhance the Company’s evaluation of its performance, and are not pertinent to day to day operational decision making in the business. Therefore, CheckFree excludes these items from GAAP revenue, income (loss) from operations, net income (loss) and earnings (loss) per share in calculating underlying revenue, underlying income (loss) from operations, underlying net income (loss) and underlying earnings (loss) per share.
     Examples of such non-cash charges may include, but not be limited to, intangible asset amortization expense and in-process research and development costs associated with acquisitions, charges associated with the impairment of intangible assets, charges resulting from warrants issued to third parties, and charges associated with reorganization activities, all offset by the cumulative tax impact of these charges. CheckFree excludes these items in order to more clearly focus on the factors it believes are pertinent to the daily management of the Company’s operations, and management uses underlying results to evaluate the impact of operational business decisions. CheckFree regularly reports underlying results to its Chairman and Chief Executive Officer, the Company’s chief operating decision maker, who uses this information in allocating resources to CheckFree’s various business units. Additionally, as CheckFree rewards its management for their decisions that increase revenues and decrease controllable costs, the Company uses underlying revenues and underlying income (loss) from operations as factors in determining short-term incentive compensation for management, and uses underlying revenues, underlying net income (loss) and underlying earnings (loss) per share as factors in determining long-term incentive compensation for management.
     Because CheckFree utilizes underlying financial results in the management of its business and to determine incentive compensation for management, the Company believes this supplemental information is useful to investors for their independent evaluation and understanding of the performance of the Company’s management and its core business performance.
     CheckFree’s underlying revenues, underlying income (loss) from operations, underlying net income (loss) and underlying earnings (loss) per share should be considered in addition to, and not as a substitute for, revenues, income (loss) from operations, net income (loss) or earnings (loss) per share or any other amount determined in accordance with GAAP. CheckFree’s measures of underlying revenues, underlying income (loss) from operations, underlying net income (loss) and underlying earnings (loss) per share reflect management’s judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.

CheckFree Announces Fiscal 2006 Third Quarter Results and Raises Full-Year Expectations — Page 8 of 10
Attachment A (continued)
CHECKFREE CORPORATION AND SUBSIDIARIES
Supplemental Underlying Consolidated Condensed Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2006	2005	2006	2005
Revenues:
Processing and servicing	$193,539	$169,601	$567,863	$492,631
License fees	9,479	5,458	24,859	18,987
Maintenance fees	11,089	7,967	30,733	22,778
Professional fees	13,617	8,194	35,966	20,413

Total revenues	227,724	191,220	659,421	554,809

Expenses:
Cost of processing, servicing and support	91,186	72,745	252,388	220,795
Research and development	26,046	20,769	73,236	60,321
Sales and marketing	22,044	16,838	61,161	47,346
General and administrative	16,144	15,469	48,758	43,934
Depreciation and amortization	11,175	10,462	31,787	31,696

Total expenses	166,595	136,283	467,330	404,092

Income from operations	61,129	54,937	192,091	150,717
Equity in net loss of joint venture	(973)	(823)	(2,447)	(2,170)
Interest, net	3,011	2,143	8,383	5,329

Income before income taxes	63,167	56,257	198,027	153,876

Income tax expense	23,031	20,249	73,725	57,349

Net income	$40,136	$36,008	$124,302	$96,527

Basic income per share:
Net income	$0.44	$0.40	$1.37	$1.07

Weighted average number of shares	91,257	90,864	90,883	90,614

Diluted income per share:
Net income	$0.43	$0.39	$1.33	$1.04

Weighted average number of shares	94,199	93,052	93,533	92,374

CheckFree Announces Fiscal 2006 Third Quarter Results and Raises Full-Year Expectations — Page 9 of 10
Attachment B
Reconciliation of GAAP Results to Underlying Results by Segment
(Unaudited)
(In thousands)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2006	2005	2006	2005
Electronic Commerce:
Total revenues — GAAP and underlying	$169,438	$147,581	$496,187	$427,896

Income from continuing operations — GAAP	$50,066	$21,475	$149,796	$54,183
Amortization of acquisition-related intangible assets	9,110	32,559	40,037	97,681
SFAS 123(R) — Stock options issued before July 1, 2004(1)	563	—	2,449	—

Underlying income from continuing operations	$59,739	$54,034	$192,282	$151,864

Investment Services:
Total revenues — GAAP	$27,833	$22,023	$78,542	$64,877
Impact of discontinued operations(2)	797	2,020	4,957	5,981

Total revenues — Underlying	$28,630	$24,043	$83,499	$70,858

Income from continuing operations — GAAP	$3,323	$4,298	$10,290	$11,472
Amortization of acquisition-related intangible assets	547	151	1,508	453
Impact of discontinued operations(2)	235	388	1,490	1,096
SFAS 123(R) — Stock options issued before July 1, 2004(1)	80	—	347	—

Underlying income from continuing operations	$4,185	$4,837	$13,635	$13,021

Software:
Total revenues — GAAP and underlying	$29,656	$19,596	$79,735	$56,055

Income from continuing operations — GAAP	$5,864	$5,646	$10,913	$11,946
Amortization of acquisition-related intangible assets	1,597	421	4,906	1,423
SFAS 123(R) — Stock options issued before July 1, 2004(1)	35	—	150	—

Underlying income from continuing operations	$7,496	$6,067	$15,969	$13,369

Corporate:
Loss from continuing operations — GAAP	$(10,390)	$(10,001)	$(30,224)	$(27,537)
SFAS 123(R) — Stock options issued before July 1, 2004(1)	99	—	429	—

Underlying loss from continuing operations	$(10,291)	$(10,001)	$(29,795)	$(27,537)

(1)	At the beginning of fiscal 2005, we implemented a new long-term incentive compensation philosophy, which significantly reduced overall participation and focused on restricted stock with limited stock options. As a result, we recorded the cost of restricted stock throughout fiscal 2005 in both underlying and GAAP results. In fiscal 2006, we have adopted SFAS 123(R), and are consequently recording all long-term incentive grants, both restricted stock and options, as an expense to both underlying and GAAP results. The adjustment from GAAP to underlying operating results in the table above reflects the SFAS 123(R) charge associated with options granted prior to July 1, 2004 under our previous compensation philosophy, which were originally accounted for utilizing APB 25.

(2)	In the quarter ended March 31, 2006, the divestiture of our M-Solutions business, a component of our Investment Services segment, created a unique situation for our presentation of underlying results versus GAAP results. SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” requires us to report the results of operations from the disposed business, including any gain or loss on the sale, as an income statement item separately captioned “earnings from discontinued operations” on our GAAP basis unaudited condensed Statements of Operations. This treatment is required for all periods presented, not just the period in which the sale took place. For underlying purposes, in contrast, we have excluded the gain on disposition in the current periods and we are including the results of M-Solutions in our underlying results for the time period that we owned the business during the current quarter and for all of the prior periods presented.

CheckFree Announces Fiscal 2006 Third Quarter Results and Raises Full-Year Expectations — Page 10 of 10
Attachment C
Electronic Billing and Payment Metrics
(in millions, except revenue/transaction and percentages)

	Quarter Ended
	3/31/2006	12/31/2005	9/30/2005	3/31/2005	12/31/2004	9/30/2004
Transactions
Full Service
Revenue	$109.4	$116.0	$118.5	$106.4	$102.4	$99.1
Active Subscribers(1)	9.7	9.0	8.8	7.4	6.9	6.4
Transactions	206.7	189.7	180.1	153.6	142.9	133.5
Revenue/Transaction	$0.53	$0.61	$0.66	$0.69	$0.72	$0.74

Payment Services
Revenue	$47.8	$36.1	$35.4	$32.4	$31.3	$30.5
Transactions	86.6	81.0	85.9	80.8	76.5	72.3
Revenue/Transaction	$0.55	$0.45	$0.41	$0.40	$0.41	$0.42

Total	293.3	270.7	266.0	234.4	219.4	205.8
Sequential Quarterly Growth	8%	2%	9%	7%	7%	25%

Other Revenue(2)	$12.2	$11.2	$9.6	$8.8	$8.4	$8.6

e-Bill Delivery
Electronic bills distributed	46.7	45.2	42.7	36.8	32.8	29.6
Quarterly sequential growth	3%	6%	4%	12%	11%	14%

Electronic Rate
Electronic payment rate	84%	83%	83%	83%	83%	83%

(1)	“Active” refers to subscribers who have viewed or paid a bill in the last 90 days at a Consumer Service Provider that outsources essentially all of its electronic billing and payment (EBP) functions to CheckFree.

(2)	Other revenue includes Health and Fitness, Professional Services and Stored Value Products.